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                                                                      Exhibit 11

                       OURPET'S COMPANY AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

          For the years ended December 31, 2002 and December 31, 2001


                                                                                                  2002                 2001
                                                                                             ----------------------------------

 Net income (loss)                                                                           $  (270,258)          $    93,770


 Preferred Stock dividend requirements                                                            71,000                98,747
                                                                                             ---------------------------------

 Net income (loss) attributable to common stockholders                                       $  (341,258)          $    (4,977)
                                                                                             =================================

 Weighted average number of common shares outstanding                                         11,060,861            10,697,212
                                                                                             =================================

 Net income (loss) per common share                                                          $     (0.03)          $         -
                                                                                             =================================
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